EXHIBIT 10.1

STOCKHOLDERS’ AGREEMENT

BY AND AMONG

ALBERTSONS COMPANIES, INC.

AND

HOLDERS OF STOCK OF ALBERTSONS COMPANIES, INC. SIGNATORY HERETO

Dated as of December 3, 2017

i

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (the “Agreement”) is made, entered into and effective as of December 3, 2017, by and between Albertsons Investor Holdings, LLC, a Delaware limited liability company (“Investor Holdco”), KIM ACI, LLC, a Delaware limited liability company (“KIM ACI”, and together with Investor Holdco, the “ABS Control Group”) and Albertsons Companies, Inc., a Delaware corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise) (the “Company”).

WITNESSETH

WHEREAS, as of the date hereof, each of the members of the ABS Control Group owns Registrable Securities of the Company; and

WHEREAS, the parties desire to set forth certain rights of members of the ABS Control Group with respect to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“5% Demanding Holder” has the meaning set forth in Section 3.01(a).

“ABS Control Group” has the meaning set forth in the preamble.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement, but which information the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity, including (i) a general partner, limited partner, or retired partner affiliated with such Person or entity, (ii) a fund, partnership, limited liability company or other entity affiliated with such Person or entity, (iii) a director, officer, stockholder, partner or member (or retired partner or member) affiliated with such Person or entity, or (iv) or the estate of any such partner or member (or retired partner or member) affiliated with such Person or entity; provided that neither the Company nor any of its subsidiaries shall be deemed to be an Affiliate of the Holders.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.

“Change of Control” means the occurrence of any of the following: (i) the sale, lease or transfer, in a single transaction or in a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any one Person or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) (other than the Equity Investors), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Company.

“Company” has the meaning set forth in the preamble.

“Company Public Sale” has the meaning set forth in Section 3.03(a).

“Company Share Equivalent” means securities exercisable or exchangeable for, or convertible, into Company Shares.

“Company Shares” means the shares of common stock, par value $0.01 per share, of the Company, any Equity Securities into which such shares of common stock shall have been changed, or any Equity Securities resulting from any reclassification, recapitalization, reorganization, merger, consolidation, conversion, stock or other equity split or dividend or similar transactions with respect to such shares of common stock or such other Equity Securities.

“Consent and Agreement” means that certain Consent and Agreement, dated as of December 3, 2017, among Management Holdco, the members of Management Holdco identified on the signature pages thereof, Investor Holdco and certain other parties thereto.

“Conversion Event” has the meaning set forth in Section 4.08(b).

“Conversion Securities” has the meaning set forth in Section 4.08(b).

“Conversion Securities Issuer” has the meaning set forth in Section 4.08(b).

“Demand Company Notice” has the meaning set forth in Section 3.01(c).

“Demand Notice” has the meaning set forth in Section 3.01(a).

“Demand Party” has the meaning set forth in Section 3.01(a).

“Demand Registration” has the meaning set forth in Section 3.01(a).

“Demand Registration Statement” has the meaning set forth in Section 3.01(a).

“Demand Suspension” has the meaning set forth in Section 3.01(d).

“Director Requirements” means with respect to an individual, that such individual must be qualified and suitable to serve as a member of the Board of Directors under all applicable corporate governance policies and guidelines of the Company and the Board of Directors and subject to any employment agreement or other agreement with an employee of the Company or any of its subsidiaries or controlled Affiliates, and all applicable legal, regulatory and stock exchange requirements (other than any requirements under Section 303A of the New York Stock Exchange Listed Company Manual regarding director independence).

“Eligibility Notice” has the meaning set forth in Section 3.02(a).

“Equity Investors” means (i) the Sponsors, and any other funds or managed accounts advised or managed by any Sponsor or one of a Sponsor’s Affiliates, (ii) any person that has no material assets other than the capital stock of the Company or a direct or indirect parent of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Equity Investor specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Equity Investor specified in clause (i) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Company (a “Permitted Group”), so long as (1) each member of the Permitted Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than an Equity Investor specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Group.

“Equity Securities” means, as applicable, (i) any capital stock, membership interests or other equity interest of any Person; (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other equity interest of any Person; or (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests or other equity interest of any Person or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other equity interest of any Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Company Shares” has the meaning set forth in Section 2.03(b).

“Family Member” means, with respect to any specified natural person (including any entities or trusts formed for estate or family planning purposes by such specified natural person), (i) any parent, child, descendant or sibling of such natural person or of such natural person’s spouse (including relationships resulting from adoption) or (ii) the spouse of such natural person or of any person covered by clause (i).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-3” means a registration statement on Form S-3 under the Securities Act, or any comparable or successor form or forms thereto.

“Governmental Entity” means any federal, state, local or foreign governmental, administrative, judicial or regulatory agency, commission, court, body, entity or authority.

“Holder” means any holder of Registrable Securities that is a party hereto and/or any Permitted Assignee that succeeds to rights hereunder pursuant to Section 4.08.

“Initial S-3 Holder” has the meaning set forth in Section 3.02(a).

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 3.02(e)(i).

“Investor Holdco” has the meaning set forth in the preamble.

“IPO” means (i) the first underwritten public offering and sale of Company Shares for cash pursuant to an effective registration statement (other than on Form S-8 or a comparable form) filed with and declared effective by the United States Securities and Exchange Commission, (ii) the consummation of a transaction in which Company Shares are first exchanged for or converted into common stock of a company traded on an internationally recognized securities exchange or dealer quotation system, or (iii) the consummation of a business combination transaction in which Company Shares are first listed on an internationally recognized securities exchange or dealer quotation system.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“KIM ACI” has the meaning set forth in the preamble.

“Law” means foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding of any Governmental Entity.

“Loan Agreement” means that certain Term (Committed Loan) Loan Agreement, dated as of July 2, 2015, by and between Goldman Sachs Bank USA, as Lender, and Albertsons Management Holdings, LLC, as Borrower, as amended on November 22, 2016 such agreement (and loan pursuant thereto) and related documents, each as may be further amended, modified or refinanced from time to time.

“Lockup Period” means the period beginning on the date hereof until the date that is 180 days from the date of the final Prospectus filed in connection with the IPO.

“Long-Form Registration” has the meaning set forth in Section 3.01(a).

“Loss” or “Losses” has the meaning set forth in Section 3.09(a).

“Majority Holders” means the Holders of a majority of the Registrable Securities as determined from time to time.

“Management Holdco” means Albertsons Management Holdco, LLC, a Delaware limited liability company.

“Marketed Underwritten Offering” means any Underwritten Offering (including a Marketed Underwritten Shelf Take-Down, but, for the avoidance of doubt, not including any Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 3.02(e)(iii).

“Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 3.02(e)(iii).

“Non-Participating Holder” has the meaning set forth in Section 2.03(b).

“Observer” has the meaning set forth in Section 2.01(h).

“Other Selling Holders” has the meaning set forth in Section 2.03(b).

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Participating Majority” has the meaning set forth in Section 3.04(b).

“Permitted Assignee” has the meaning set forth in Section 4.08.

“Permitted Group” has the meaning set forth in the definition of “Equity Investors”.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3.03(a).

“Pro Rata Percentage” means, as of any date, with respect to a Holder, a number of Registrable Securities equal to (i) the number of Registrable Securities held by such Holder as of such date divided by (ii) the number of Registrable Securities held by all Holders requesting to include Registrable Securities in a Registration Statement.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Company Shares now owned or hereafter acquired by a Holder; provided, however, that any such Company Shares shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Company Shares has been declared effective under the Securities Act and such Company Shares have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Company Shares have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 or Rule 145 of the Securities Act (or any successor rule), or (iii) such Company Shares cease to be outstanding. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised options or other Company Share Equivalents at such time exercisable for, convertible into or exchangeable for Company Shares, to the extent that such Registrable Securities are to be sold pursuant to this Agreement, such Holder must exercise the relevant option or exercise, convert or exchange such other relevant Company Share Equivalent and transfer the underlying Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The terms “Register” and “Registered” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 3.08.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“S-3 Eligibility Date” has the meaning set forth in Section 3.02(a).

“S-3 Shelf Notice” has the meaning set forth in Section 3.02(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Sell-Down” has the meaning set forth in Section 2.03(b).

“Sell-Down Notice” has the meaning set forth in Section 2.03(b).

“Shelf Holder” has the meaning set forth in Section 3.02(c).

“Shelf Notice” has the meaning set forth in Section 3.02(c).

“Shelf Period” has the meaning set forth in Section 3.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 3.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1, in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering all or any portion of the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 3.02(d).

“Shelf Take-Down” has the meaning set forth in Section 3.02(e)(i).

“Short-Form Registration” has the meaning set forth in Section 3.01(a).

“Special Registration” has the meaning set forth in Section 3.12.

“Sponsor” means individually and collectively, (a) Cerberus Capital Management, L.P., (b) Lubert-Adler Real Estate Fund V, L.P., (c) Klaff Realty, LP, (d) Schottenstein Stores Corporation, and (e) Kimco Realty Corporation.

“Transaction Transfer Restrictions” has the meaning set forth in Section 2.03(a).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 3.02(e)(ii).

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 1.02. Other Interpretive Provisions.

(a) In this Agreement, except as otherwise provided:

(i) A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.

(ii) The Schedules form an integral part of and are hereby incorporated by reference into this Agreement.

(iii) Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(iv) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(v) Unless the context otherwise requires, the words “hereof” and “herein”, and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(vi) A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.

(vii) All determinations to be made by any Holder hereunder may be made by such Holder in its sole discretion, and such Holder may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by such Holder, including the giving of consents required hereunder.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

HOLDERS’ RIGHTS

Section 2.01. Board Representation.

(a) For so long as the ABS Control Group collectively has beneficial ownership of less than 50% but at least 35% of the aggregate number of Company Shares then outstanding, Investor Holdco shall have the right to designate to the Board of Directors a number of individuals who satisfy the Director Requirements equal to one director fewer than 50% of the size of the Board of Directors at any time (rounded up to the next whole number).

(b) For so long as any Holder has beneficial ownership of less than 35% but at least 20% of the aggregate number of Company Shares then outstanding, such Holder shall have the right to designate to the Board of Directors a number of individuals who satisfy the Director Requirements equal to the greater of (A) three or (B) 25% of the size of the Board of Directors at any time (rounded up to the next whole number).

(c) For so long as any Holder has beneficial ownership of less than 20% but at least 15% of the aggregate number of Company Shares then outstanding, such Holder shall have the right to designate to the Board of Directors a number of individuals who satisfy the Director Requirements equal to the greater of (A) two or (B) 15% of the size of the Board of Directors at any time (rounded up to the next whole number).

(d) For so long as any Holder has beneficial ownership of less than 15% but at least 10% of the aggregate number of Company Shares then outstanding, such Holder shall have the right to designate to the Board of Directors one individual who satisfies the Director Requirements.

(e) For so long as a Holder is entitled to designate any individuals to the Board of Directors pursuant to this Section 2.01, the Company shall take all action reasonably available to it to cause such individual(s) (or any replacement designated by such Holder) to be included in the slate of nominees recommended by the Board of Directors to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company (and/or in connection with any election by written consent) and the Company shall use the same efforts to cause the election of such nominee(s) as it uses to cause other nominees recommended by the Board of Directors to be elected, including soliciting proxies in favor of the election of such nominee(s).

(f) Until immediately prior to the time at which the ABS Control Group ceases to collectively have beneficial ownership of at least 50% of the aggregate number of Company Shares then outstanding, the ABS Control Group shall vote its Company Shares to set the size of the Board of Directors at 13 individuals. For so long as the ABS Control Group collectively has beneficial ownership of less than 50% but at least 35% of the aggregate number of Company Shares then outstanding, Investor Holdco shall, unless otherwise determined by the management board of Investor Holdco in accordance with the operating agreement of Investor Holdco, cause its individuals designated to the Board of Directors to vote in favor of maintaining the size of the Board of Directors at 13 individuals.

(g) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director nominated or designated pursuant to this Section 2.01, or in the event of the failure of any such nominee to be elected, the Holder who nominated or designated such director shall have the right to designate a replacement who satisfies the Director Requirements to fill such vacancy. The Company shall take all action reasonably available to it to cause such vacancy to be filled by the replacement so designated, and, to the extent permitted under the Certificate of Incorporation and By-Laws of the Company then in effect, the Board of Directors shall promptly elect such designee to the Board of Directors.

(h) For so long as a Sponsor indirectly beneficially owns at least 10% of the aggregate number of Company Shares then outstanding but does not have (pursuant to a designation made by Investor Holdco or otherwise) a representative of such Sponsor on the Board of Directors, such Sponsor shall have the right to designate an observer to the Board of Directors (each such observer, an “Observer”). A Sponsor shall have the right to designate a replacement for any Observer previously designated by such Sponsor at any time and from time to time for so long as such Sponsor has a right to designate an Observer.

(i) An Observer may attend any meeting of the Board of Directors, provided, that no Observer shall have the right to vote or otherwise participate in the Board of Directors meeting in any way other than to observe any applicable meeting of the Board of Directors. Observers shall be provided advance notice of each meeting of the Board of Directors in the same manner and at the same time as the other members of the Board of Directors and shall be given copies of all documents, materials and other information as and when given to other members of the Board of Directors, provided that the Observer shall have executed a non-disclosure and confidentiality agreement and such other acknowledgments and agreements reasonably satisfactory to the Board of Directors. Notwithstanding the foregoing, the Observer shall be excluded from attending any meeting of the Board of Directors or receiving any materials to the extent necessary to preserve attorney-client privilege, to safeguard highly proprietary or classified information, in the case of any conflict of interest involving such Observer or as otherwise deemed necessary or advisable by the Board of Directors. The Board of Directors or any committee thereof shall have the right to exclude an Observer from any meeting or portion thereof in the sole discretion of a majority of the members in attendance at such meeting. Each Observer shall be a natural person.

(j) Notwithstanding the foregoing provisions of this Section 2.01, KIM ACI shall not have any right to designate individuals to the Board of Directors or as an Observer regardless of KIM ACI’s beneficial ownership of Company Shares.

Section 2.02. Voting.

(a) Prior to the distribution by Investor Holdco of all (but not less than all) of its Registrable Securities to its members, each other member of the ABS Control Group and their respective Permitted Assignees (including recipients of Registrable Securities from Investor Holdco and KIM ACI pursuant to the provisions of Section 2.03) agrees, with respect to all of such Person’s Company Shares held by any of such members as of the date hereof, to vote such Person’s Company Shares as instructed by Investor Holdco. Each member of the ABS Control Group (other than Investor Holdco) and each of their respective Permitted Assignees, shall take all other necessary or desirable actions within such Person’s control (including, without limitation, attending meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to effect the voting of such Person’s Company Shares in accordance with this provision.

(b) To secure each member of the ABS Control Group’s obligations to vote their respective Company Shares in accordance with Section 2.02(a) of this Agreement, each such Person hereby appoints an officer of Investor Holdco designated by the management board of Investor Holdco, as such Person’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Person’s Company Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Person if, and only if, such Person fails to vote all of such Person’s Company Shares or execute such other instruments in accordance with the provisions of this Agreement within five days of Investor Holdco’s written request for such Person’s written consent or signature. The proxy and power granted by each Person pursuant to this Section 2.02(b) are coupled with an interest and are given to secure the performance of such Person’s duties under this Agreement, provided, that the proxy and power set forth in this Section 2.02(b) shall not be used to affect an Other Selling Holder’s (as defined in Section 2.03(b)) election to not participate in a Sell Down (as defined in Section 2.03(b)). Each such member of the ABS Control Group agrees to execute an irrevocable proxy in favor of the designated individual as and when identified, if requested by Investor Holdco. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any such Person is an individual, will survive the death, incompetency and disability of such party or any other individual holder of any Person’s Company Shares, as the case may be, and, so long as such Person is an entity, will survive the merger or reorganization of such party or any other entity holding any of a Person’s Company Shares.

Section 2.03. Sell-Downs; Distributions of Company Shares; Drag-Along; Tag-Along.

(a) KIM ACI shall not transfer, assign, distribute, or otherwise dispose of all or any portion of the Company Shares then held by such Person except pursuant to, and in accordance with, this Section 2.03 or Article III.

(b) In the event Investor Holdco proposes to effect a private block sale or resale or to demand or participate in a registered offering of Company Shares held by the ABS Control Group (which such sale shall be proportionate among members of the ABS Control Group) (a “Sell-Down”), Investor Holdco shall promptly provide written notice to KIM ACI (or its Permitted Assignees) and each equityholder of Investor Holdco (collectively, the “Other Selling Holders”), specifying the number and percentage of Company Shares then held by the ABS Control Group to be sold in such Sell-Down, the number of Company Shares each Other Selling Holder shall be obligated to sell in such Sell Down (calculated on a pro rata basis based on such Other Selling Holder’s beneficial ownership of Company Shares) and all other material terms and conditions of the Sell-Down (the “Sell-Down Notice”). Each Other Selling Holder shall be obligated to participate in such Sell-Down, unless such Other Selling Holder delivers a written notice to Investor Holdco by the close of business on the date which is 10 Business Days after the Sell-Down Notice is delivered to such Other Selling Holder, which such notice shall include the number of Company Shares such Other Selling Holder elects to exclude from such Sell-Down (the “Excluded Company Shares”, and such notifying Other Selling Holder, the “Non-Participating Holder”). Any Other Selling Holder that does not deliver such notice shall be obligated to participate in the Sell Down with respect to the number of Company Shares set forth in the Sell-Down Notice. If any Other Selling Holder does not participate in such Sell-Down, Investor Holdco (or KIM ACI) shall, unless prohibited by applicable Law, promptly distribute the Excluded Company Shares to the Non-Participating Holder (or, in the case of KIM ACI, to its applicable equityholders), provided, that (i) the Non-Participating Holder (or, in the case of KIM ACI, to its applicable equityholders) complies with the provisions of Section 2.03(d) and (ii) the Excluded Company Shares shall be subject to the same restrictions on transfer, market stand-off and lock-up provisions to which the Company Shares of Investor Holdco to be sold in the Sell-Down are subject in this Agreement and/or with respect to such Sell-Down (the “Transaction Transfer Restrictions”). Subject to compliance with applicable Law, the Excluded Company Shares may be sold or otherwise disposed of by a Non-Participating Holder (or, in the case of KIM ACI, to its applicable equityholders) so long as no Transaction Transfer Restriction period is in effect. Investor Holdco shall provide further notice to such Non-Participating Holder or its representatives of its intention to effect a Sell-Down not more than 30 calendar days prior to the intended date for the completion of such Sell-Down, in which event the Non-Participating Holder (or, in the case of KIM ACI, to its applicable equityholders), after receiving notice of such Sell-Down, shall (notwithstanding its earlier election in respect of Excluded Company Shares) have the right to participate in such Sell-Down with Investor Holdco on the same terms and conditions as Investor Holdco pro rata based on the Non-Participating Holder’s (or, in the case of KIM ACI, to its applicable equityholders) beneficial ownership of Company Shares, and, if not participating in such Sell-Down, shall not sell or otherwise dispose of the Excluded Company Shares (or other Company Shares beneficially owned by such holder) during such 30 calendar day period following delivery of such notice and such longer transfer, market stand-off or lock up provision that Investor Holdco shall become subject to in connection with such Sell-Down.

(c) From and after the date of consummation of an IPO, Investor Holdco shall have the right to distribute Company Shares to a holder of capital interests of Management Holdco for immediate contribution to Investor Holdco following termination of the security interests granted in connection with the Loan Agreement in the Company Shares allocable to such holder’s capital interests of Management Holdco if such Company Shares are so distributed. From and after the date of consummation of an IPO, a holder of Common Units of Investor Holdco who is also a holder of capital interests of Management Holdco may require Investor Holdco to distribute to such holder for immediate contribution to Management Holdco Company Shares allocable to such equityholder solely to the extent necessary to permit such equityholder to satisfy margin requirements in accordance with the Loan Agreement.

(d) Any Person who receives a distribution of Company Shares shall, to the extent not already a party hereto, execute and deliver a joinder agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto, whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same benefits and obligations hereunder as the distributing Holder with respect to the distributed Registrable Securities. Subject to compliance with applicable securities laws and rules and for so long as no Transaction Transfer Restriction period or Company black-out period (including, but not limited to, periods during which Company insiders are restricted from trading under an insider trading policy adopted by the Company or other “special” black-out periods) is then in effect with respect to such Holder, a Holder may make a subsequent distribution of Excluded Company Shares to an equityholder of such Holder or may transfer such shares to any third party (A) free of any obligations set forth in this Agreement and (B) free of any restrictive legend other than restrictions relating to applicable securities rules and laws. For the sake of clarity, any equityholder of a Holder to whom Excluded Company Shares are distributed pursuant to the preceding sentence may make transfers without restriction other than restrictions relating to applicable securities rules and laws.

(e) Except as otherwise set forth in this Section 2.03, KIM ACI shall not distribute Company Shares to its equityholders unless and until Investor Holdco has distributed all of its Company Shares to its equityholders or otherwise disposed of all of its Company Shares, provided, that if Investor Holdco makes a pro rata distribution of Company Shares to its equityholders of less than all of its Company Shares, then KIM ACI shall have the right to make a distribution of Company Shares to its equityholders in the same proportion of Company Shares distributed by Investor Holdco to its equityholders.

(f) Drag-Along Right.

(i) Upon the affirmative vote by seventy percent (70%) of the Board of Directors any time in connection with a proposed offer (a “Third Party Offer”) by a third party (a “Third Party”) for Investor Holdco to, directly or indirectly, sell, transfer, assign or otherwise dispose of (“Transfer”) 50% or more of the outstanding Company Shares to any Person (an “Offeror”), each other holder of Company Shares (an “Other Stockholder”) shall be required to Transfer the pro rata portion of their Company Shares to the Offeror upon the same terms and conditions as Investor Holdco; provided, that (A) no Other Stockholder shall be required to make any representations or warranties other than representations, warranties or agreements regarding such Other Stockholder’s title to such Company Shares, and such Other Stockholder’s authority to sell such Company Shares, and (B) the aggregate amount of the liability of such Other Stockholder shall not exceed such Other Stockholder’s net proceeds from such proposed Transfer of Company Shares to such Offeror. Investor Holdco shall promptly and acting in good faith (A) cause the Third Party Offer to be reduced to writing, specifying the Offeror, the price to be paid by the Third Party for Company Shares and all other material terms and conditions of the Third Party Offer, and (B) provide a notice of such Third Party Offer to each of the other holders of Company Shares (a “Third Party Notice”). The Third Party Notice shall (w) contain an unconditional offer by such Offeror to purchase or otherwise acquire from each Other Stockholder such Other Stockholders’ Company Shares simultaneously with the purchase by the Offeror of all of Investor Holdco’s Company Shares on the same terms and conditions as the Third Party Offer, (x) be accompanied by a true and correct copy of the Third Party Offer, (y) specify the total Company Shares then owned by Investor Holdco and (z) indicate that the Third Party Notice is being delivered to the Other Stockholders pursuant to this Section 2.03(f)(i).

(ii) In the event that the terms and conditions of any Third Party Offer shall be modified in any way prior to the consummation of the respective Transfers of Company Shares contemplated by such Third Party Offer, Investor Holdco shall send a copy of the amended Third Party Offer to the Company and each of the Other Stockholders. The Other Stockholders shall be required to transfer their Company Shares in accordance with such modified Third Party Offer only if such modified Third Party Offer is approved by the affirmative vote of seventy percent (70%) of the Board of Directors.

(iii) At the closing, each holder of Company Shares shall Transfer such holder’s Company Shares to be sold to such Offeror free and clear of any and all liens, mortgages, pledges, security interests or other restrictions or encumbrances, except encumbrances incurred by the Third Party, against payment of the purchase price for such Company Shares. If such Third Party does not purchase such Company Shares from all holders and Investor Holdco on the same terms and conditions applicable to Investor Holdco, then the entire proposed Transfer of Company Shares to such Offeror shall not take place.

(iv) The preceding provisions of this Section 2.03(f) shall terminate upon an IPO.

(g) Tag-Along Right.

(i) If Investor Holdco shall propose or offer in a single transaction or series of transactions to Transfer any Company Shares to any Third Party, Investor Holdco shall promptly and acting in good faith (A) cause the Third Party Offer to be reduced to writing, specifying the Third Party, the proportion of Company Shares held by Investor Holdco proposed to be transferred by Investor Holdco to the Third Party, the price to be paid by the Third Party for the Company Shares and all other material terms and conditions of the Third Party Offer, and (B) provide written notice (the “Tag-Along Notice”) of such Third Party Offer to all of the Other Stockholders. The Tag-Along Notice shall (w) contain an unconditional offer by such Third Party to purchase or otherwise acquire from each Other Stockholder such Other Stockholders’ Company Shares (which offer shall apply to such percentage of such Company Shares held in the aggregate by each Other Stockholder that is equal to the relationship between (1) the Company Shares proposed to be Transferred by the Investor Holdco and (2) the aggregate number of Company Shares held by Investor Holdco), simultaneously with the purchase by such Third Party of the applicable percentage of Investor Holdco’s Company Shares, on the same terms and conditions as the Third Party Offer, provided, that (A) no Other Stockholder shall be required to make any representations or warranties other than representations, warranties or agreements regarding such Other Stockholder’s title to such Company Shares, and such Other Stockholder’s authority to sell such Company Shares, and (B) the aggregate amount of the liability of such Other Stockholder shall not exceed such Other Stockholder’s net proceeds from such proposed Transfer of Company Shares to such Third Party, (x) be accompanied by a true and correct copy of the Third Party Offer, (y) specify the total Company Shares then owned by Investor Holdco and (z) indicate that the Third Party Notice is being delivered to the Other Stockholders pursuant to this Section 2.03(g).

(ii) Each Other Stockholder shall have the right, but not the obligation, to accept the offer set forth in the Tag-Along Notice by delivering a written notice to Investor Holdco (each, a “Tag-Along Participation Notice”; and each Other Stockholder delivering such a Tag-Along Participation Notice, a “Participating Stockholder”) by the close of business on the day which is 15 Business Days after and excluding the date that the Third Party Notice is given to such Other Stockholder (each, a “Tag-Along Participation Notice Period”). Each Tag-Along Participation Notice shall (A) specify the Company Shares that such Participating Stockholder wishes to Transfer pursuant to the Third Party Offer (up to the percentage proposed to be Transferred by Investor Holdco) and (B) constitute an irrevocable acceptance by such Other Stockholder of the Third Party Offer, except as otherwise provided in clause (iii) below and subject to the Transfer by Investor Holdco of its Company Shares as contemplated by the Third Party Offer. Any Other Stockholder that does not deliver the Tag-Along Participation Notice by the end of the Tag-Along Participation Notice Period shall be deemed to have elected not to exercise its rights under this Section 2.03(g)(ii). No Transfer pursuant to this Section 2.03(g) shall occur prior to the expiration of the Tag-Along Participation Notice Period.

(iii) In the event that the terms and conditions of any Third Party Offer shall be modified in any way prior to the consummation of the Transfers of Company Shares contemplated by such Third Party Offer, Investor Holdco shall send a copy of the amended Third Party Offer to each of the Other Stockholders. Any Other Stockholder that is not a Participating Stockholder and that desires to Transfer Company Shares pursuant to the amended Third Party Offer, or any Participating Stockholder desiring to amend or withdraw its Tag-Along Participation Notice, may do so by delivering notice by the close of business on the day which is 10 Business Days after and excluding the day on which such amended Third Party Offer is given to the Other Stockholders. If such notice is not timely delivered by an Other Stockholder, then, if such Other Stockholder was not then a Participating Stockholder, such Other Stockholder shall be deemed to have elected not to participate in the amended Third Party Offer, or if such Other Stockholder was then a Participating Stockholder, then such Other Stockholder shall be deemed to have elected to participate in such Third Party Offer under the terms and conditions set forth in the amended Third Party Offer.

(iv) No later than the close of business on the third Business Day after and excluding the day on which the Tag-Along Participation Notice Period is terminated or, if applicable, the 10 Business Day time period referred to in Section 2.03(g)(iii) above is terminated, with respect to any Third Party Offer, Investor Holdco, after review of the Tag-Along Participation Notices received, and (in the case of Section 2.03(g)(iii)) notices of withdrawal, if any, shall give written notice to each Participating Stockholder of the time and place of the closing, which shall occur not fewer than ten (10) Business Days and not more than twenty (20) Business Days after and excluding the date on which such notice is given. At the closing and concurrently with the Transfer by Investor Holdco of its Company Shares as contemplated by the Third Party Offer, each Participating Stockholder shall Transfer such Participating Stockholder’s Company Shares to be sold to such Third Party free and clear of any and all liens, mortgages, pledges, security interests or other restrictions or encumbrances, except encumbrances incurred by the Third Party, against payment of the purchase price for such Company Shares. If such Third Party does not purchase such Company Shares from all Participating Stockholders and Investor Holdco on the same terms and conditions applicable to Investor Holdco, then the entire proposed Transfer to such Third Party shall not take place.

(v) If at the termination of the Tag-Along Participation Notice Period or, if applicable, the 10 Business Day time period referred to in Section 2.03(g)(iii) above, any Other Stockholder shall not have accepted the offer (or the amended offer) contained in the Tag-Along Notice, such Other Stockholder shall be deemed to have waived any and all of its rights under this Section 2.03(g) to Transfer its Company Shares to such Third Party on the terms specified in such Third Party Offer or such amended Third Party Offer, as applicable.

(vi) The exercise or non-exercise of the rights of a party hereunder to participate in one or more sales pursuant to a Third Party Offer pursuant to this Section 2.03(g) shall not adversely affect such party’s rights to participate in subsequent sales pursuant to a Third Party Offer.

(vii) The preceding provisions of this Section 2.03(g) shall terminate upon an IPO.

(h) Other Transfers. Prior to an IPO, no Holder other than a member of the ABS Control Group shall Transfer any Company Shares held by such Holder except pursuant to, and in accordance with, Sections 2.03(f) and 2.03(g) or with the prior consent of the Board of Directors; provided, however, that such restrictions shall not apply to Transfers (i) made as a bona fide gift or for bona fide estate planning purposes, (ii) to any Family Member of such Holder or any entity or trust for the direct or indirect benefit of such Holder or Family Member in a transaction not involving a disposition for value, (iii) if the Holder is an entity, to another corporation, member, partner, trust or other business entity that is a direct or indirect affiliate, or in the event of the dissolution, liquidation or winding up of a Holder, in a distribution to such Holder’s stockholders, members or partners, (iv) by will, other testamentary document or intestate succession, (v) by operation of law and (vi) with respect to any Company Shares held by the lender under the Loan Agreement, any transferree of such Company Shares in connection with a foreclosure on any such Company Shares or any disposition of Company Shares by such lender pursuant to Article 9 of the Uniform Commercial Code and the Consent and Agreement. From and after the consummation of an IPO, and subject to the terms of any lock-up restrictions (including the black-out periods described in Section 3.04) and for so long as no applicable Company black-out period (including, but not limited to, periods during which Company insiders are restricted from trading under an insider trading policy adopted by the Company or other “special” black-out periods) is then in effect, Holders other than the ABS Control Group may Transfer Company Shares subject only to compliance with applicable securities laws and rules. Prior to an IPO, any Person who receives Company Shares pursuant to a Transfer made in accordance with this Section 2.03(h) shall, to the extent not already a party hereto, execute and deliver a joinder agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto, whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same benefits and obligations hereunder as the distributing Holder with respect to the distributed Registrable Securities.

(i) KIM ACI Transfers. Prior to an IPO, KIM ACI shall have the right to Transfer Company Shares from time to time in a total amount (aggregated for all such Transfers) not to exceed two percent (2%) of the Company Shares then outstanding (i) to Albertsons Investor Holdings, any member of Albertsons Investor Holdings, any Sponsor or Affiliate of a Sponsor or (ii) to an unaffiliated third party, provided, that immediately following such Transfer, the Company Shares shall be held by an entity as to which Kimco Realty Corp. or its Affiliates has and retains sole voting and dispostional power, provided, further, that in the case of a Transfer pursuant to clause (i) or (ii) above, such entity, if not already a stockholder of the Company shall execute and deliver a joinder agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such entity were a party hereto, whereupon such entity will be treated as a Holder and a member of the ABS Control Group for all purposes of this Agreement.

ARTICLE III

REGISTRATION RIGHTS

Section 3.01. Demand Registration.

(a) Demand Rights. At any time after the expiration of the Lockup Period, Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then any Holder that beneficially owns more than 5% of the Company’s then outstanding Company Shares, (each such Holder, a “5% Demanding Holder”, and together with Investor Holdco, the “Demand Party”), may, subject to Section 3.11, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by the Demand Party (i) on Form S-1 (a “Long-Form Registration”) or (ii) on Form S-3 (a “Short-Form Registration”) if the Company qualifies to use such short form (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the aggregate amount of Registrable Securities held by the Demand Party to be registered and the intended methods of disposition thereof, provided that in the case of a Demand Notice from Investor Holdco, the aggregate amount of Registrable Securities shall include Registrable Securities from each member of the ABS Control Group on a pro rata basis based on each such member’s beneficial ownership of Registrable Securities, unless such member otherwise directs Investor Holdco to include less than its pro rata share of Registrable Securities in accordance with Section 2.03. Subject to Section 3.11, after delivery of such Demand Notice, the Company (x) shall file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and (y) shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under (x) the Securities Act and (y) the “Blue Sky” or securities laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b) Demand Withdrawal. The Demand Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by the Demand Party to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and promptly notify each other Participating Holder of such withdrawal.

(c) Demand Company Notice. Subject to Section 3.11, promptly upon delivery of any Demand Notice (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Company Notice”) of any such Registration request to all Holders (other than the Demand Party), and the Company shall include in such Demand Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that such Demand Company Notice has been delivered except for such Registrable Securities that are withdrawn from such Demand Registration by written notice of the Holder thereof at any time prior to the effectiveness of the applicable Demand Registration Statement. All requests made pursuant to this Section 3.01(c) shall specify the aggregate amount of Registrable Securities of such Holder to be registered.

(d) Delay in Filing; Suspension of Registration. If the Company shall furnish to the Participating Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the filing, effectiveness or continued use of a Demand Registration Statement would require the Company to make an Adverse Disclosure, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company, unless otherwise approved in writing by the Holders of a majority of the Company Shares that elected to participate in the registration in respect of any Demand Suspension, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided, further, that in the event of a Demand Suspension, such Demand Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Participating Holder shall keep confidential the fact that a Demand Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Participating Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Participating Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Participating Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation. In the case of a Demand Suspension, the Participating Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Participating Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Participating Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as any Participating Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Demand Party.

(e) Underwritten Offering. If the Demand Party so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and the Demand Party shall have the right to select the managing underwriter or underwriters to administer the offering. If the Demand Party intends to sell the Registrable Securities covered by its demand by means of an Underwritten Offering, the Demand Party shall so advise the Company as part of its Demand Notice, and the Company shall include such information in the Demand Company Notice.

(f) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the Holders that have requested to participate in such Demand Registration based on each Holder’s Pro Rata Percentage (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), (ii) second, and only if all the securities referred to in clause (i) have been included in such Registration, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

Section 3.02. Shelf Registration.

(a) Filing. Following the IPO, the Company shall use its reasonable best efforts to qualify for Registration on Form S-3 for secondary sales. Promptly following the date on which the Company becomes eligible to Register on Form S-3 (the “S-3 Eligibility Date”), the Company shall notify, in writing, Investor Holdco, or if Investor Holdco is no longer a Holder of Registrable Securities, then the Holders, of such eligibility and its intention to file and maintain a Shelf Registration Statement on Form S-3 covering the Registrable Securities held by Investor Holdco, or if Investor Holdco is no longer a Holder of Registrable Securities, then the Holders, (the “Eligibility Notice”). Promptly following receipt of such Eligibility Notice (but in no event more than ten (10) days after receipt of such Eligibility Notice), Investor Holdco, or if Investor Holdco is no longer a Holder of Registrable Securities, then the Majority Holders, shall deliver a written notice to the Company, which notice shall specify the aggregate amount of Registrable Securities held by Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Majority Holders, to be covered by such Shelf Registration Statement and the intended methods of distribution thereof (the “S-3 Shelf Notice”, and Investor Holdco or the Majority Holders, as applicable, in such capacity, the “Initial S-3 Holder”). An S-3 Shelf Notice delivered by Investor Holdco shall include Registrable Securities pro rata from each member of the ABS Control Group based on each such member’s beneficial ownership of Registrable Securities, unless such member otherwise directs Investor Holdco to include less than its pro rata share of Registrable Securities in accordance with Section 2.03. Following delivery of the S-3 Shelf Notices, the Company (x) shall file promptly (and, in any event, within the earlier of (i) thirty (30) days of receipt of the S-3 Shelf Notices and (ii) forty (40) days after delivery of the Eligibility Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initial S-3 Holder and, to the extent requested under Section 3.02(c), the other Holders from time to time in accordance with the methods of distribution elected by such Holders (to the extent permitted in this Section 3.02) and set forth in the Shelf Registration

Statement and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to be promptly declared effective under the Securities Act (including upon the filing thereof if the Company qualifies to file an automatic Shelf Registration Statement); provided, however, that if Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Majority Holders, reasonably believes that the Company will become S-3 eligible and delivers a S-3 Shelf Notice following the IPO but prior to the S-3 Eligibility Date, the Company shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement on Form S-3 until promptly after the S-3 Eligibility Date.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 3.02(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Shelf Holders until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), (ii) the date as of which each of the Shelf Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder, (iii) such shorter period as Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then Shelf Holders holding a majority of the Registrable Securities subject to the Shelf Registration Statement, shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 3.02(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 3.02(d) or (y) required by applicable law, rule or regulation.

(c) Company Notices. Promptly upon delivery of any S-3 Shelf Notice pursuant to Section 3.02(a) (each, a “Shelf Notice”) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice of such Shelf Notice to the Holders (other than the Initial S-3 Holder) and the Company shall include in such Shelf Registration all such Registrable Securities of such other Holders which the Company has received a written request for inclusion therein within five (5) Business Days after such written notice is delivered to such other Holders (each such Holder delivering such a request together with the Initial S-3 Holder, if applicable, a “Shelf Holder”); provided, that, except in connection with a Marketed Underwritten Shelf Takedown the Company shall not include in such Shelf Registration Registrable Securities of any Holder in an amount in excess of such Holder’s Pro Rata Percentage. If the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of an amount of such Holder’s Registrable Securities not to exceed such Holder’s Pro Rata Percentage in such Shelf Registration Statement at any time or from time to time after the filing of a Shelf Registration Statement, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder.

(d) Suspension of Registration. If the Company shall furnish to the Shelf Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the continued use of a Shelf Registration Statement filed pursuant to Section 3.02(a) would require the Company to make an Adverse Disclosure, then the Company may suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company unless otherwise approved in writing the Holders of a majority of the Company Shares that demanded the registration, in respect of any Demand Suspension, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided further that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Shelf Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Shelf Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as any Shelf Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Initial S-3 Holder.

(e) Shelf Take-Downs.

(i) An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated by Investor Holdco, or if Investor Holdco is no longer a Holder of Registrable Securities, by any Shelf Holder (in such capacity, the “Initiating Shelf Take-Down Holder”) in respect of such Initiating Shelf Take-Down Holder’s Registrable Securities included in such Shelf Registration Statement. Except as set forth in Section 3.02(e)(iii) with respect to Marketed Underwritten Shelf Take-Downs, the Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder.

(ii) Subject to Section 3.11, if the Holders of a majority of the Registrable Securities included in the Shelf Registration Statement elect by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. Such Holders shall have the right to select the managing underwriter or underwriters to administer such offering. The provisions of Section 3.01(f) shall apply to any Underwritten Offering pursuant to this Section 3.02(e).

(iii) If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than three (3) Business Days thereafter), the Company shall deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within three (3) Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered.

(iv) For so long as no black-out period as described in and subject to the terms of Section 3.04 with respect to a Marketed Underwritten Offering is then in effect, a Shelf Holder may initiate a Shelf Take-Down with respect to the Registrable Securities of such Shelf Holder so long as such Shelf Take-Down is not in the form of an Underwritten Offering.

Section 3.03. Piggyback Registration.

(a) Participation. If the Company at any time after the IPO proposes to file a Registration Statement with respect to any offering of Company Shares for its own account or for the account of any other Persons (other than (i) a Registration under Section 3.01 or Section 3.02, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Section 3.01 or Section 3.02 or otherwise limit the applicability thereof, (ii) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (iii) above pursuant to which the Company is offering to exchange its own securities for other securities or (v) a Registration Statement relating solely to dividend reinvestment or similar plans) (a “Company Public Sale”), then, (A) as soon as practicable (but in no event less than 60 days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to Investor Holdco, for so long as Investor Holdco is a Holder of Registrable Securities, and shall offer Investor Holdco the opportunity to Register under such Registration Statement such number of Registrable Securities as Investor Holdco may request on behalf of the ABS Control Group in writing (and such number of

Registrable Securities shall be pro rata among members of the ABS Control Group based on the Registrable Securities beneficially owned by each such member of the ABS Control Group, unless such member of the ABS Control Group otherwise directs Investor Holdco to include less than its pro rata share of Registrable Securities in accordance with Section 2.03) delivered to the Company within ten (10) days of delivery of such written notice by the Company, and (B) subject to Section 3.03(c), as soon as practicable after the expiration of such 10-day period (but in no event less than fifteen (15) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Holders (other than members of the ABS Control Group), and such notice shall offer each such Holder the opportunity to Register under such Registration Statement such number of Registrable Securities as such Holder may request in writing within ten (10) days of delivery of such written notice by the Company. Subject to Section 3.03(b) and (c), the Company shall include in such Registration Statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then a 5% Demanding Holder, to request that such Registration be effected as a Demand Registration under Section 3.01, and (2) in the case of a determination to delay Registering, in the absence of a request by Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then a 5% Demanding Holder, that such Registration be effected as a Demand Registration under Section 3.01, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other equity securities covered by such Piggyback Registration. If the offering pursuant to such Registration Statement is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant this Section 3.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 3.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Section 3.03(b) and (c). If the offering pursuant to such Registration Statement is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 3.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 3.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 3.03(b) and (c). Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Holders that have requested to participate in such Registration based on each Holder’s Pro Rata Percentage (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (ii) second, and only if all of the Registrable Securities referred to in clause (i) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.

(c) Restrictions on Holders. Notwithstanding any provisions contained herein, prior to the distribution by Investor Holdco of all its Registrable Securities held as of the date hereof to its members, Holders other than Investor Holdco may not request Piggyback Registration of Registrable Securities with respect to any offering of Company Shares for the Company’s account unless Investor Holdco requests such Piggyback Registration with respect to such offering.

(d) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.03 shall be deemed to have been effected pursuant to Section 3.01 or Section 3.02 or shall relieve the Company of its obligations under Section 3.01 or Section 3.02.

Section 3.04. Black-out Periods.

(a) Black-out Periods for Holders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, each of the Holders agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering (and, with respect to a Company Public Sale other than the IPO, if and only if Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Majority Holders, agrees to such request), not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before and ending 180 days (in the event of the IPO) or 90 days (in the event of any other Company Public Sale) (or, in each case, such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after the date of the underwriting agreement entered into in connection with such Company Public Sale, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, that (i) no Holder shall be subject to any such black-out period of longer duration or other greater restriction than that applicable to (x) Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then any of the Majority Holders or (y) any director or executive officer who holds Registrable Securities and (ii) if any Holder is released from any such lockup restrictions, all other Holders shall also be released from such lockup restrictions to the same extent. If requested by the managing underwriter or underwriters of any such Company Public Sale (and, with respect to any such Company Public Sale other than the IPO, if and only if Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Majority Holders, agrees to such request), the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

(b) Black-out Period for the Company and Others. In the case of an offering of Registrable Securities pursuant to Section 3.01 or Section 3.02 that is a Marketed Underwritten Offering, the Company and each of the Holders agree, if requested by (x) Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then requested by Holders of a majority of the Registrable Securities participating in the Marketed Underwritten Offering (the “Participating Majority”), or (y) the managing underwriter or underwriters with respect to such Marketed Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would reasonably be expected to, result in the disposition by any Person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before, and ending 90 days (or such lesser period as may be agreed by (x) Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then by a Participating Majority, or, (y) if applicable, the managing underwriter or underwriters) (or such other period as may be reasonably requested by Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then by a Participating Majority, or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after, the date of the underwriting agreement entered into in connection with such Marketed Underwritten Offering, to the extent timely notified in writing by (x) Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then by a Participating Majority, or (y) the managing underwriter or underwriters, as the case may be; provided that (i) no Holder shall be subject to any such black-out period of longer duration or other greater restriction than that applicable to Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then a Participating Majority, and (ii) if any Holder is released from any such lockup restrictions, all other Holders shall also be released from such lockup restrictions to the same extent. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from each of its directors and officers and each other holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 3.07), if after the date hereof the Company or any of its Subsidiaries grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company shall, and shall cause its Subsidiaries to, provide that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such Marketed Underwritten Offering (and if and only if Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then a Participating Majority, agrees to such request), the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

Section 3.05. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Section 3.01, Section 3.02 and Section 3.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable (and to take all actions reasonably necessary to cure any suspension or stop order of such Registration as promptly as reasonably practicable), and in connection therewith the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Holders and their respective counsel and (y) except in the case of a Registration under Section 3.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Holder or the underwriters, if any, shall reasonably object;

(ii) as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be reasonably requested by any other Participating Holder necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(v) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in

light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Holders of a majority of the Registrable Securities included in the applicable Registration Statement agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(x) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 3.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of a majority of the then outstanding Registrable Securities or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(xvii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Participating Holder(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, that, any such Person gaining access to information regarding the Company pursuant to this Section 3.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(xxiii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Participating Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company, in each case as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 3.05(a)(iv)(C), (D), or (E) or Section 3.05(a)(v), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 3.05(a)(v), (ii) such Participating Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Participating Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 3.05(a)(iv)(C) or (E) or (iv) such Participating Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 3.05(a)(v) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

Section 3.06. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then by a Participating Majority, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Participating Majority, and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 3.09. Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Participating Majority, shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities of such Participating Holder, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities by such Participating Holder and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 3.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 3.03 and subject to the provisions of Section 3.03(b) and (c), arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities of such Participating Holder, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities by such Participating Holder or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 3.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 3.01 or Section 3.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then by a Participating Majority.

Section 3.07. No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 3.01, Section 3.02 or Section 3.03 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to registrations of the type contemplated by Section 3.03(a)(ii) through (iv)) or (b) demand registration rights in the nature or substantially in the nature of those set forth in Section 3.01 or Section 3.02 that are exercisable prior to such time as Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Participating Majority, can first exercise its rights under Section 3.01 or Section 3.02, in each case without the prior written consent of Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then of the Majority Holders.

Section 3.08. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA. (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one legal counsel and one accounting firm as selected by the holders of a majority of the Registrable

Securities included in such Registration, (ix) any underwriting discounts, commissions, fees and related expenses of underwriters, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xiv) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.”

Section 3.09. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons, each of their respective Representatives and, with respect to any Holder who is a natural person, the Family Members of such natural person, entities formed for estate or family planning purposes and/or one or more trusts for the sole benefit of the natural person and/or the Family Members of such natural Person, from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively, “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that, in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, and the Company will reimburse, as incurred, each such Holder and each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and controlling Persons, each of their respective Representatives and, with respect to any Holder who is a natural person, the Family Members of such natural person, entities formed for estate or family planning purposes and/or one or more trusts for the sole benefit of such natural person and/or the Family Members of such natural Person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that, the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party (in its capacity as a Holder) expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons, each of their respective Representatives and, with respect to any Participating Holder who is a natural person, the Family Members of such natural person, entities formed for estate or family planning purposes and/or one or more trusts for the sole benefit of such natural person and/or the Family Members of such natural Person, from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities of such Participating Holder were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is contained in any information furnished in writing by such Participating

Holder (in its capacity as a Holder) to the Company specifically for inclusion in such Registration Statement, Prospectus, offering circular, Issuer Free Writing Prospectus or other document and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Participating Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 3.09 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that, any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that, any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided, that, any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 3.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 3.09(a) and Section 3.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 3.09(b). If indemnification is available under this Section 3.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 3.09(a) and Section 3.09(b) hereof without regard to the provisions of this Section 3.09(d).

(e) No Exclusivity. The remedies provided for in this Section 3.09 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f) Survival. The indemnities provided in this Section 3.09 shall survive the transfer of any Registrable Securities by such Holder.

Section 3.10. Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to

Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders, following the IPO, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3.11. Limitation on Registrations and Underwritten Offerings. Notwithstanding the rights and obligations set forth in Section 3.01 and Section 3.02, in no event shall the Company be obligated to take any action to (i) effect more than one Marketed Underwritten Offering in any consecutive 90-day period or (ii) effect any Underwritten Offering unless Holders propose to sell Registrable Securities in such Underwritten Offering having a reasonably anticipated gross aggregate price (before deduction of underwriter commissions and offering expenses) of at least $75,000,000.

Section 3.12. Clear Market. With respect to any Underwritten Offerings of Registrable Securities by Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then by a Participating Majority, the Company agrees not to effect (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such Underwritten Offering. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

Section 3.13. In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Company Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).

ARTICLE IV

MISCELLANEOUS

Section 4.01. Term. Article III of this Agreement (other than the provisions of Section 3.09, Section 3.10 and Section 3.13) shall terminate with respect to any Holder (a) with the prior written consent of Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Majority Holders, in connection with the consummation of a Change of Control, (b) for those Holders that beneficially own less than five percent (5%) of the Company’s outstanding Company Shares, if all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144 (assuming for this purpose that such Holder is an Affiliate of the Company), or (c) as to any Holder, if all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or pursuant to an exemption therefrom. Upon the written request of the Company, each Holder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Holder.

Section 4.02. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 4.03. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 4.04. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below or on a Holder’s signature page hereto, as applicable, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via email (including via attached pdf document) to the email address set out below or on a Holder’s signature page hereto, as applicable, as applicable, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (e) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address, facsimile number or email address set forth on a Holder’s signature page hereto, as applicable (or such other address, facsimile number or email address as such Holder may specify by notice to the Company in accordance with this Section 4.04), and the Company at the following address:

Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert A. Gordon, Esq.

with copies (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Stuart D. Freedman, Esq.

Michael Gilligan, Esq.

Section 4.05. Publicity and Confidentiality. Each of the parties hereto shall keep confidential this Agreement and the transactions contemplated hereby, and any nonpublic information received pursuant hereto, and shall not disclose, issue any press release or otherwise make any public statement relating hereto or thereto without the prior written consent of the Company and Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Majority Holders, unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each party shall be free to release such information) for disclosures (a) to each party’s partners, members, advisors, employees, agents, accountants, trustee, attorneys, Affiliates and investment vehicles managed or advised by such party or the partners, members, advisors, employees, agents, accountants, trustee or attorneys of such Affiliates or managed or advised investment vehicles, in each case so long as such Persons agree to keep such information confidential or (b) to the extent required by law, rule or regulation.

Section 4.06. Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, the Majority Holders; provided, that, any amendment, modification or waiver that would affect the rights, benefits or obligations of any Holder shall require the written consent of such Holder only if any of the following is applicable: (i) such amendment, modification or waiver would materially and adversely affect such rights, benefits or obligations of such Holder and (ii) such amendment, modification or waiver would affect such Holder in a materially worse manner than the manner in which such amendment or waiver affects the other Holders.

Section 4.07. Taxable REIT Subsidiary Election. The Company shall cooperate with any real estate investment trust that is a direct or indirect equityholder of KIM ACI in making any requested election to cause the Company to be a treated as a “taxable REIT subsidiary” with respect to such real estate investment trust.

Section 4.08. Successors, Assigns and Transferees .

(a) Subject to Section 2.03, the rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of (i) the Company and (ii) Investor Holdco, or, if Investor Holdco is no longer a Holder of Registrable Securities, then the Majority Holders; provided, that, notwithstanding the foregoing, the rights and obligations of any member of the ABS Control Group set forth herein may be assigned, in whole or in part, by such member of the ABS Control Group, to any transferee of Registrable Securities held by such member of the ABS Control Group (including the members of Investor Holdco and their Affiliates) and to any Affiliate of a member of the ABS Control Group that otherwise acquires Company Shares or Company Share Equivalents in accordance with this Agreement, including in accordance with Section 2.03) (each Person to whom the rights and obligations are assigned in compliance with this Section 4.08 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Company reasonably determines are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to the such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer). Nothing herein shall operate to permit a transfer of Registrable Securities otherwise restricted by the Limited Liability Company Agreement of Investor Holdco, as amended from time to time, or any other agreement to which any Holder may be a party.

(b) If the Company is a party to any merger, amalgamation, consolidation, exchange or other similar transaction (a “Conversion Event”) pursuant to which Registrable Securities are converted into or exchanged for securities or the right to receive Equity Securities of any other Person (“Conversion Securities”), the issuer of such Conversion Securities (a “Conversion Security Issuer”) shall assume (in a writing delivered to the Company and the ABS Control Group), with respect to such Conversion Securities, all rights and obligations of the Company hereunder (which assumption shall not relieve the Company of its obligations hereunder to the extent that any Registrable Securities issued by the Company continue to be outstanding and held by a Holder following a Conversion Event) and this Agreement shall apply with respect to such Conversion Securities, mutatis mutandis. The Company will not effect any Conversion Event unless the issuer of the Conversion Securities complies with this Section 4.08(b).

Section 4.09. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

Section 4.10. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 3.09, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

Section 4.11. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 4.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.12.

Section 4.13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

Section 4.15. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.16. Joinder. Any Person that holds Company Shares may, with the prior written consent of the holders of a majority of the outstanding Registrable Securities, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form and substance acceptable to the holders of a majority of the outstanding Registrable Securities, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Company reasonably determines are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement.

Section 4.17. Other Activities. Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALBERTSONS COMPANIES, INC.

By:	/s/ Robert Gordon
Name: Robert Gordon
Title: Executive Vice President, General
Counsel & Secretary

[Albertsons Companies Inc. Stockholders’ Agreement]

HOLDERS:

ALBERTSONS INVESTOR HOLDINGS LLC

By:	/s/ Robert Gordon
Name: Robert Gordon
Title: Executive Vice President, General
Counsel & Secretary

[Albertsons Companies Inc. Stockholders’ Agreement]

KIM ACI, LLC

By:	/s/ Raymond Edwards
Name: Raymond Edwards
Title: Executive Vice President

[Albertsons Companies Inc. Stockholders’ Agreement]